Exhibit 99.1

Flotek Announces First Quarter 2024 Results Reflecting Improved Profitability

HOUSTON, May 7, 2024 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced operational and financial results for the quarter ended March 31, 2024, highlighted by significant improvement in profitability metrics as compared to the first quarter of 2023.
Financial Summary (in thousands, except per share amounts)

	Three months ended March 31,
	2024	2023	% Change

Total Revenues	$40,374	$48,007	(16)%
Gross Profit	$8,821	$1,880	369%
Adjusted Gross Profit (1)	$10,075	$2,647	281%
Net Income	$1,562	$21,343	(93)%
Diluted Income (Loss) Per Share	$0.05	$(0.12)	n/a
Adjusted EBITDA (1)	$4,026	$(3,851)	n/a
First Quarter 2024 Highlights
•Reported net income of $1.6 million compared to net income of $21.3 million for the first quarter of 2023. Net income for the first quarter of 2023 benefited from $30.6 million in non-cash gains. Excluding these non-cash gains, first quarter 2024 net income improved by $10.8 million.
•Delivered significant year-over-year improvements in gross profit, adjusted gross profit(1) and adjusted EBITDA(1) of $6.9 million, $7.4 million and $7.9 million, respectively.
•Realized gross profit margin and adjusted gross profit margin(1) of 22% and 25%, respectively.
•Achieved the 3rd consecutive quarter of net income and 11th consecutive quarter of improvement in adjusted EBITDA(1) as a percentage of revenue.
•Reduced borrowings outstanding under the Asset Based Loan by 58% (or $4.4 million) compared to year-end 2023.
Full Year 2024 Profitability Outlook
As a result of the numerous cost reductions and efficiency gains implemented throughout 2023, the Company expects a substantial increase in margins compared to 2023. In 2023, our gross margin was 13% and our net income was $24.7 million. Flotek expects 2024 adjusted gross profit margin(2) to range between 18% and 22%, as compared to 2023 adjusted gross profit margin(1) of 15%. The Company expects 2024 adjusted EBITDA(2) to range between $10 million and $16 million as compared to $1.5 million in 2023(1).

Management Commentary
Chief Executive Officer Dr. Ryan Ezell commented, “Our first quarter results continue the positive financial and operational trends that began during 2022. We achieved our third consecutive quarter of net income. Adjusted EBITDA(1) during the quarter exceeded the entire year of 2023. Using the mid-point of our guidance, we expect a nearly 800% increase in annual adjusted EBITDA(2) versus 2023(1).
During the quarter we realized 19% sequential growth in our ProFrac related revenue while our data analytics segment revenues increased 18% from the fourth quarter of 2023. While our first quarter external chemistry customer sales realized 27% year over year growth, they declined sequentially, which is consistent with the first quarter in each of the last three years. We expect these revenues will show a substantial increase during the second quarter and we anticipate annual growth in external chemistry customer sales for 2024.
Our numerous financial improvements continue to validate the initiatives executed over the past 18 months aimed at building a resilient business that can sustain profitability through the volatility inherent in our industry.”
First Quarter 2024 Financial Results
•Revenue: Flotek reported total revenues of $40.4 million for the first quarter 2024, which was a decrease of $7.6 million, or 16%, compared to total revenues of $48.0 million for the first quarter 2023. The decline in revenue compared to the first quarter 2023 was the result of lower related party activity that was partially offset by a 13% increase in revenue from external customers.
Revenue from external chemistry customers during the first quarter 2024 declined by approximately $6.0 million as compared to the fourth quarter 2023 due primarily to normal seasonal declines. The Company anticipates external chemistry customer revenues to increase significantly in the second quarter 2024.
Revenue associated with the Company’s data analytics segment increased to $1.7 million, an 18% improvement as compared to the fourth quarter 2023. Revenues from data analytics totaled $2.5 million during the first quarter 2023.
•Gross Profit: The Company generated gross profit of $8.8 million during the first quarter 2024 as compared to gross profit of $1.9 million for the first quarter 2023. The improvement in first quarter 2024 gross profit was the result of successful initiatives to drive cost improvements with respect to freight, logistics and materials, and revenue attributable to the estimated annual minimum chemistry purchase requirements contained in the ProFrac supply agreement. The measurement period during 2023 for annual minimum chemistry purchase requirements was June 1, 2023 through December 31, 2023.
•Adjusted Gross Profit (Non-GAAP)(1): Flotek generated adjusted gross profit of $10.1 million during the first quarter 2024 compared to adjusted gross profit of $2.6 million for the first quarter 2023. Adjusted gross profit excludes non-cash items, primarily amortization of contract assets.

•Selling, General and Administrative (“SG&A”) Expense: SG&A expense totaled $6.1 million for the first quarter 2024 compared to $6.5 million for the first quarter 2023. The improvement was the result of lower personnel costs and professional fees during the 2024 period.
•Net Income and EPS: Flotek reported net income of $1.6 million, or $0.05 per diluted share, for the first quarter 2024. This compares to net income of $21.3 million, or $(0.12) per diluted share, for the first quarter 2023. Net income for the first quarter 2023 benefited from a $26.1 million non-cash gain related to the fair value adjustment of the Company’s convertible notes, as well as a $4.5 million gain from the partial forgiveness of the Company’s PPP loan.
•Adjusted EBITDA (Non-GAAP)(1): Adjusted EBITDA was $4.0 million in the first quarter 2024 as compared to negative $3.9 million in the first quarter 2023.
(1)A non-GAAP financial measure. See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information, including reconciliations to the most comparable GAAP measures.
(2)A non-GAAP financial measure. See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information, including reconciliations to the most comparable GAAP measures. We are unable to reconcile this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure without unreasonable efforts, as we are unable to predict with a reasonable degree of certainty the impact of certain items that would be expected to impact the GAAP financial measure, including, among other items, the future amortization of our contract assets, certain stock-based compensation costs and the impact of the revaluation of certain liabilities, which is based upon our future stock price. These items do not impact the non-GAAP financial measure.
Conference Call Details
Flotek will host a conference call on May 8, 2024, at 9:00 a.m. CT (10:00 a.m. ET) to discuss its first quarter 2024 results. Participants may access the call through Flotek’s website at www.flotekind.com under “News” within the Investor Relations section or by telephone toll free at 1-800-836-8184 (international toll: 1-646-357-8785) approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on the Company’s website.
An updated corporate presentation that will be referenced on the call will be posted to the Investor Relations section of Flotek’s website at www.flotekind.com prior to the start of the earnings conference call.
About Flotek Industries, Inc.
Flotek Industries, Inc. is an advanced technology-driven, green chemical and data analytics company providing unique and innovative completion solutions that have a proven, positive impact on sustainability and reducing the overall environmental impact of energy on air, land, water and people. Flotek has an intellectual property portfolio of over 170 patents and a global presence in more than 59 countries throughout North America, Latin America, the Middle East and North Africa. Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions which improve well performance and allow its customers to generate higher returns on invested capital.
Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK”. For additional information, please visit www.flotekind.com.

Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Investor contact:
Mike Critelli
Director of Finance
E: ir@flotekind.com
P: (713) 726-5322

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$5,219	$5,851
Restricted cash	100	102
Accounts receivable, net of allowance for credit losses of $374 and $745 at March 31, 2024 and December 31, 2023, respectively	10,718	13,687
Accounts receivable, related party, net of allowance for credit losses of $0 at each March 31, 2024 and December 31, 2023	38,655	34,569
Inventories, net	13,871	12,838
Other current assets	2,686	3,564
Current contract asset	7,019	5,836
Total current assets	78,268	76,447
Long-term contract assets	66,369	68,820
Property and equipment, net	5,061	5,129
Operating lease right-of-use assets	4,336	5,030
Deferred tax assets, net	91	300
Other long-term assets	1,725	1,787
TOTAL ASSETS	$155,850	$157,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,952	$31,705
Accrued liabilities	3,365	5,890
Income taxes payable	78	45
Current portion of operating lease liabilities	2,083	2,449
Current portion of finance lease liabilities	13	22
Asset-based loan	3,111	7,492
Current portion of long-term debt	179	179
Total current liabilities	44,781	47,782
Deferred revenue, long-term	35	35
Long-term operating lease liabilities	7,121	7,676
Long-term debt	15	60
TOTAL LIABILITIES	51,952	55,553
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 240,000,000 shares authorized; 30,772,837 shares issued and 29,661,130 shares outstanding at March 31, 2024; 30,772,837 shares issued and 29,664,130 shares outstanding at December 31, 2023	3	3
Additional paid-in capital	463,484	463,140
Accumulated other comprehensive income	169	127
Accumulated deficit	(325,244)	(326,806)
Treasury stock, at cost; 1,111,707 and 1,108,707 shares at March 31, 2024 and December 31, 2023, respectively	(34,514)	(34,504)
Total stockholders’ equity	103,898	101,960
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$155,850	$157,513

FLOTEK INDUSTRIES, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue:
Revenue from external customers	$13,180	$11,652
Revenue from related party	27,194	36,355
Total revenues	40,374	48,007
Cost of goods sold	31,553	46,127
Gross profit	8,821	1,880
Operating costs and expenses:
Selling, general, and administrative	6,084	6,451
Depreciation	220	176
Research and development	406	614
Severance costs	3	2,223
Gain in fair value of Contract Consideration Convertible Notes Payable	—	(26,095)
Total operating costs and expenses	6,713	(16,631)
Income from operations	2,108	18,511
Other income (expense):
Paycheck protection plan loan forgiveness	—	4,522
Interest expense	(278)	(1,672)
Other expense, net	(26)	(9)
Total other income (expense), net	(304)	2,841
Income before income taxes	1,804	21,352
Income tax expense	(242)	(9)
Net income	$1,562	$21,343

Income (loss) per common share:
Basic	$0.05	$1.30
Diluted	$0.05	$(0.12)

Weighted average common shares:
Weighted average common shares used in computing basic income (loss) per common share	29,431	16,468
Weighted average common shares used in computing diluted income (loss) per common share	30,316	26,462

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$1,562	$21,343
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of contingent consideration	(26)	(359)
Change in fair value of Contract Consideration Convertible Notes Payable	—	(26,095)
Amortization of convertible note issuance costs	—	83
Payment-in-kind interest expense	—	1,571
Amortization of contract assets	1,267	1,251
Depreciation and amortization	220	176
Amortization of asset-based loan origination costs	85	—
Provision for credit losses, net of recoveries	32	23
Provision for excess and obsolete inventory	285	258
Non-cash lease expense	694	977
Stock compensation expense	311	(1,112)
Deferred income tax expense (benefit)	209	(6)
Paycheck protection plan loan forgiveness	—	(4,522)
Changes in current assets and liabilities:
Accounts receivable	2,937	3,504
Accounts receivable, related party	(4,086)	(3,546)
Inventories	(1,318)	(441)
Other assets	856	(470)
Accounts payable	4,246	8,554
Accrued liabilities	(2,499)	1,236
Operating lease liabilities	(921)	(1,190)
Income taxes payable	33	(87)
Interest payable	—	(8)
Net cash provided by operating activities	3,887	1,140

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(continued)

	Three Months Ended March 31,
	2024	2023
Cash flows from investing activities:
Capital expenditures	(152)	(157)
Net cash used in investing activities	(152)	(157)
Cash flows from financing activities:
Payment for forfeited stock options	—	(617)
Payments on long term debt	(45)	(15)
Proceeds from asset-based loan	38,800	—
Payments on asset-based loan	(43,181)	—
Payments to tax authorities for shares withheld from employees	(9)	(200)
Proceeds from issuance of stock	33	20
Payments for finance leases	(9)	(6)
Net cash used in financing activities	(4,411)	(818)
Effect of changes in exchange rates on cash and cash equivalents	42	(21)
Net change in cash and cash equivalents and restricted cash	(634)	144
Cash and cash equivalents at the beginning of period	5,851	12,290
Restricted cash at the beginning of period	102	100
Cash and cash equivalents and restricted cash at beginning of period	5,953	12,390
Cash and cash equivalents at end of period	5,219	12,433
Restricted cash at the end of period	100	101
Cash and cash equivalents and restricted cash at end of period	$5,319	$12,534

FLOTEK INDUSTRIES, INC.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2024	2023	2023

Gross profit	$8,821	$1,880	$24,263
Stock compensation expense	4	(140)	(132)
Severance and retirement	9	15	29
Contingent liability revaluation	(26)	(359)	(527)
Amortization of contract assets	1,267	1,251	5,033
Adjusted Gross profit (Non-GAAP) (1)	$10,075	$2,647	$28,666

Net income	$1,562	$21,343	$24,713
Interest expense	278	1,672	2,857
Income tax expense	242	9	149
Depreciation and amortization	220	176	734
EBITDA (Non-GAAP) (1)	$2,302	$23,200	$28,453
Stock compensation expense	311	(1,112)	(268)
Severance and retirement	12	2,238	(17)
Contingent liability revaluation	(26)	(359)	(527)
Gain on disposal of assets	—	—	(38)
PPP loan forgiveness	—	(4,522)	(4,522)
Contract Consideration Convertible Notes Payable revaluation adjustment	—	(26,095)	(29,969)
Amortization of contract assets	1,267	1,251	5,033
Non-Recurring professional fees	160	1,548	3,343
Adjusted EBITDA (Non-GAAP) (1)	$4,026	$(3,851)	$1,488

(1) Management believes that adjusted gross profit, EBITDA and adjusted EBITDA for the three months ended March 31, 2024, 2023, and 12 months ended December 31, 2023, are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the income and expenses noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish financial and operational goals, excluding certain non-cash or non-recurring items.